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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Document Sciences Corporation of our report dated January 23, 1998, included in the 1997 Annual Report to Stockholders of Document Sciences Corporation.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) of our report dated January 23, 1998, with respect to the consolidated financial statements of Document Sciences Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP


San Diego, California
March 31, 1998